UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Data of earliest event reported): July 15, 2021

X4 PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38295	27-3181608
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

61 North Beacon Street,	4th Floor
Boston,	Massachusetts	02134
(Address of principal executive offices)		(Zip Code)

(857) 529-8300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	XFOR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☒

Item 8.01	Other Events
On July 15, 2021, X4 Pharmaceuticals, Inc. (the “Company”) entered into a Third Amendment to Option Agreement (the “Third Amendment”),with Abingworth Bioventures 8 LP (“Abingworth Bioventures 8”). The Third Amendment amends two dates in that certain Option Agreement, dated March 18, 2021 and previously amended on May 3, 2021 and June 7, 2021, between the Company and Abingworth Bioventures 8 (the “Option Agreement”), which Option Agreement provides Abingworth Bioventures 8 with a right to require the Company to repurchase $2.0 million of shares of the Company’s common stock that Abingworth Bioventures 8 purchased from the Company in a previously announced private placement in March 2021(the “Abingworth Shares”). Pursuant to the Option Agreement, as amended by the Third Amendment, if the Company and a syndicate, of which an entity affiliated with Abingworth Bioventures 8 is a part, do not execute a definitive co-development agreement by August 2, 2021, Abingworth Bioventures 8 may, at its option, require the Company to repurchase the Abingworth Shares at the original purchase price of $8.70 per share. This option must be exercised, if at all, by September 2, 2021.

The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the Third Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No. Description

10.1	Third Amendment to Option Agreement, dated July 15, 2021, by and between X4 Pharmaceuticals, Inc. and Abingworth Bioventures 8 LP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

X4 PHARMACEUTICALS, INC.

Date: July 15, 2021	By:	/s/ Derek Meisner
Derek Meisner
General Counsel